UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2013

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place
Bowie, Maryland	20716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-430-2500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_X_	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 8-Other Events

Item 8.01 Other Events.

As previously announced, Old Line Bancshares, Inc. (the “Registrant”) entered into an agreement and plan of merger with WSB Holdings, Inc. (“WSB”) on September 10, 2012 and, on September 27, 2012, Rosalie Jones, both individually and on behalf of a putative class of WSB’s stockholders, filed a complaint in the Circuit Court for Prince George’s County, Maryland, seeking to enjoin and otherwise attacking the transactions contemplated by that merger agreement.  On February 5, 2013, all parties to this litigation reached a tentative settlement of all claims asserted on behalf of the alleged class of WSB’s stockholders in this litigation and entered into a memorandum of understanding relating thereto (the “MOU”).  The MOU contemplates that (i) the litigation and all claims asserted in such litigation will be dismissed, subject to court approval, (ii) the Registrant and WSB will make certain additional disclosures related to the merger in the joint proxy statement/prospectus with respect to the special meetings to approve the merger agreement, which disclosures are included in the joint proxy statement/prospectus filed as part of the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on February 5, 2013, and (iii) the parties will enter into a stipulation of settlement, which will be subject to customary conditions, including confirmatory discovery and court approval following notice to WSB’s stockholders.  If the parties enter into a stipulation of settlement, a hearing will be scheduled at which the court will consider the fairness, reasonableness and adequacy of the settlement.  Because the ultimate enforceability of the MOU is dependent on the parties’ entry into a stipulation of settlement and approval by the court, there can be no assurance that the parties will ultimately settle the claims made in the litigation or that, if a settlement is reached, that the terms thereof will be the same as those contemplated by the MOU.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This report contains statements relating to a proposed merger between the Registrant and WSB that is the subject of a joint proxy statement/prospectus that has been filed by the Registrant with the SEC by Old Line Bancshares, Inc. as part of its Registration Statement on Form S-4.  Such registration statement has not yet been declared effective by the SEC, and the joint proxy statement/prospectus will be filed by the Registrant in final form at a later date.

This report is not a substitute for the joint proxy statement/prospectus or any other document that the Registrant or WSB has filed or may file with the SEC or has sent or may send to its stockholders in connection with the proposed merger and their respective boards of directors solicitation of proxies in connection therewith.  INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC OR SENT TO STOCKHOLDERS, INCLUDING THE FINAL JOINT PROXY STATEMENT/ PROSPECTUS, AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request, in the case of the Registrant, to Christine M. Rush at (301) 430-2500.

Participants in the Transaction

The Registrant, WSB and their respective directors, executive officers and certain members of management may be deemed to be participants in the solicitation of proxies from the stockholders of the Registrant and WSB in connection with the proposed merger.  Information about the Registrant’s directors and executive officers is set forth in its definitive proxy statement for its 2012 annual meeting of stockholders filed with the SEC on April 30, 2012.  Information about the directors and executive officers of WSB is set forth in WSB’s definitive proxy statement for its 2012 annual meeting of stockholders filed with the SEC on March 22, 2012.  Additional information regarding the interests of these participants and other persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies with respect to the proposed merger will be set forth in the final proxy statement/ prospectus when it is filed with the SEC.

Forward-Looking Statements

This report contains statements about settlement of the referenced litigation which constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based upon the current beliefs and expectations of the Registrant and WSB and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Registrant or WSB.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.  Factors that could contribute to those differences include, but are not limited to, the failure of the parties to agree on attorneys’ fees, the plaintiffs’ assertion that additional disclosures are required based on the confirmatory discovery to be conducted in accordance with the MOU, or the failure of the court to approve any settlement the parties may reach.

The Registrant cautions that the foregoing list of factors is not exclusive.  All subsequent written and oral forward-looking statements concerning the proposed merger or other matters attributable to the Registrant, WSB, or any person acting on their behalf, are expressly qualified in their entirety by the cautionary statements above.  The Registrant does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: February 6, 2013	By:	/s/Christine M. Rush
Christine M. Rush, Chief Financial Officer